Exhibit 5.1

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

File No: 56980.000017

May 11, 2018

Weight Watchers International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

Weight Watchers International, Inc.

Legality of Shares of Common Stock Being Offered and Sold under

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel for Weight Watchers International, Inc., a Virginia corporation (the “Company”), in connection with (1) the Registration Statement on Form S-3 (Registration No. 333-224714), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 7, 2018 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by one or more of the affiliates of Artal Group S.A. of an indeterminate number of shares of the Company’s common stock, no par value (“Common Stock”), and (2) the offer and sale by Artal Luxembourg S.A. (the “Selling Shareholder”) of up to an aggregate of 8,625,000 shares of Common Stock (the “Shares”) pursuant to the Underwriting Agreement, dated as of May 10, 2018 (the “Underwriting Agreement”), among the Company, the Selling Shareholder, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein. The Shares include 1,125,000 Option Shares (as defined in the Underwriting Agreement).

The Shares are being offered and sold as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement, dated May 7, 2018 (together with the Base Prospectus, the “Prospectus”), and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of the opinion expressed below, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we deemed necessary, including (i) the Company’s

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Weight Watchers International, Inc.

May 11, 2018

Amended and Restated Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) the Prospectus, (v) resolutions of the Company’s Board of Directors, (vi) the Underwriting Agreement and (vii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties (other than the due authorization, execution and delivery of the Underwriting Agreement by the Company) and (vi) the validity, binding effect and enforceability of all documents.

As to factual matters, we have relied upon representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations noted herein, we are of the opinion that:

1.    The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.    The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, the incorporation by reference of this opinion into the Registration Statement and the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Weight Watchers International, Inc.

May 11, 2018

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is expressed as of the date hereof, and we do not assume any obligation to advise you of facts or circumstances that hereafter come to our attention, or of changes in law that hereafter occur, which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP